EXHIBIT 99.2
FOR IMMEDIATE RELEASE:

CONTACT:	FOR DEB SHOPS:	FOR LEE EQUITY PARTNERS:
	Barry J. Susson	Michael Sitrick
	Chief Financial Officer	Chairman
	(215) 676-6000 x362	(310) 788-2850

OF:	Deb Shops, Inc.	Sitrick & Company
	9401 Blue Grass Road	1840 Century Park E, 8th Fl.
	Philadelphia, PA 19114	Los Angeles, CA 90067

DEB SHOPS, INC. ANNOUNCES ACQUISITION BY LEE EQUITY
PARTNERS, LLC
Allen Questrom to join Deb Shops as Non-Executive Chairman
Philadelphia, Pennsylvania– July 27, 2007 – Deb Shops, Inc. (Nasdaq: DEBS) today announced the signing of a definitive agreement in which Lee Equity Partners, LLC through its affiliate DSI Holdings, LLC (“Lee Equity”) will acquire 100% of the outstanding shares of Deb Shops for $27.25 per share of common stock in an all-cash transaction. Total equity value of the transaction is approximately $395 million. Lee Equity will finance this acquisition through cash and new committed credit facilities. Subject to customary regulatory requirements and shareholder approval, the transaction is expected to close in the third fiscal quarter of 2007.
Marvin Rounick, President and CEO of Deb Shops, stated: “We are excited about entering into a transaction with Lee Equity. We believe this transaction is in the best interests of all shareholders. Tom Lee is one of the icons of the private equity business, and we believe the fact that his organization chose to acquire our company is a real testament to the business that the people of Deb Shops have built. We have had many wonderful accomplishments during our long and successful history,and this transaction serves as an important step in the growth of our business. We are pleased that Lee Equity has expressed a commitment to continue to build and grow Deb Shops’ business.”
Under Lee Equity’s ownership, it is expected that Allen Questrom, who has over 40 years of retail apparel experience, will serve as non-executive chairman of the Company and will provide significant strategic direction and leadership to the Company’s current senior management team. Further, Mr. Rounick and Warren Weiner, the Company’s current Executive Vice President, have entered into agreements whereby they have agreed to provide consulting services to the Company for a period of three years after the closing of the acquisition.
“We are delighted to announce our acquisition of Deb Shops, a specialty retailer with significant growth potential, both in terms of revenues and operational improvement,” stated Thomas H. Lee, President of Lee Equity Partners. “The transaction with Deb Shops, a company which Messrs Rounick and Weiner have guided to many years of successes, creates a terrific opportunity for our firm. Given our industry expertise in retail and our focus on post-investment operating improvement, we are excited to collaborate with Deb Shops existing management to refresh the store operational model and to execute a new store growth plan.”

Allen Questrom, Senior Advisor of Lee Equity Partners, stated: “In a very competitive junior apparel segment, Deb Shops is differentiated by its fashionable, value-oriented merchandise and strong positioning with junior regular and plus-size customers. We look forward to growing the company’s already strong customer base and continuing to roll out its plus-size merchandise offering. The company’s demonstrated strength in its markets is a testament to the quality of the franchise that the current leadership has built. We believe that with our firm’s involvement, Deb Shops can maintain and grow its wonderful relationship with its customers, while presenting a renewed, more exciting offering in the years to come. I’m looking forward to working with the Deb team.”
Deb Shops, Inc.’s Board of Directors has approved the proposed merger, which is subject to approval by the Company’s stockholders and other customary closing conditions, including governmental approvals. Lee Equity has obtained commitments from Marvin Rounick , Warren Weiner and Jack Rounick, a Director and Assistant Secretary of Deb Shops, and certain of their respective affiliates (representing an aggregate of approximately 64.3% of the shares of Deb Shops common stock, and all of the shares of the Deb Shops preferred stock, currently outstanding) to vote all Deb Shops, Inc. shares owned by them in favor of the merger. Upon completion of the merger, none of Mr. Marvin Rounick, Mr. Weiner, nor Mr. Jack Rounick will have any ownership interests in the Company.
In connection with the proposed merger, Lehman Brothers acted as financial advisor to the Company and rendered a fairness opinion to the Company’s board of directors. Morgan, Lewis & Bockius LLP acted as legal counsel to the Company. Bear Stearns acted as financial advisor and Weil Gotshal & Manges LLP acted as legal counsel to Lee Equity. Barclays Capital will be the exclusive financing provider to Lee Equity for the transaction.
About Deb Shops, Inc.
Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 337 specialty apparel stores in 42 states under the DEB and Tops ‘N Bottoms names.
About Lee Equity Partners, LLC
Lee Equity Partners, LLC is a New York private investment firm founded by Thomas H. Lee in August 2006. Mr. Lee is a leader in the private equity industry, and his new firm, Lee Equity Partners, continues his longstanding focus on growth-oriented investing. In addition to Mr. Lee, the Lee Equity team is led by Mark K. Gormley, Yoo Jin Kim, David J. Morrison, and Benjamin A. Hochberg. Allen Questrom serves as a Senior Advisor to the Firm. Lee Equity integrates a deep experience base in selected industries, including retail and consumer products, with an intensive, fact-based approach to due diligence, and a world-class strategy and operations capability to create returns for its investors.
Cautionary Note Regarding Forward Looking Statements
The Company has made in this release, and from time to time may otherwise make, “forward-looking statements” (as that term is defined under federal securities laws) concerning the Company’s future operations, performance, profitability, revenues, expenses, earnings and financial condition. This release includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company’s ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Important Merger Information
In connection with the proposed acquisition of Deb Shops by DSI Holdings, LLC (“DSI”), through its wholly-owned subsidiary, DSI Acquisition, Inc., Deb Shops intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”), and Deb Shops and DSI intend to file other relevant materials with the SEC. Before making any voting decision with respect to the proposed acquisition, shareholders of Deb Shops are urged to read all relevant documents filed with the SEC when they become available, including Deb Shops’ proxy statement, because they will contain important information about the proposed transaction, Deb Shops and DSI. A definitive proxy statement will be sent to holders of Deb Shop stock seeking their approval of the proposed transaction.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Deb Shops shareholders may obtain free copies of the documents filed with the SEC when available by contacting Deb Shops’ Barry J. Susson, Chief Financial Officer and Assistant Secretary. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Deb with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Deb Shops and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Deb Shops is available in the 2006 Annual Report on Form 10-K, filed with the SEC on April 13, 2007, and the proxy statement for Deb Shops’ 2007 annual meeting of shareholders, filed with the SEC on April 26, 2007.
Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.